Exhibit 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports Fourth Quarter and Fiscal 2016 Results

•	Fourth quarter fiscal 2016 results

◦	Net sales $934 million, growth of 8%

◦	Diluted EPS $1.76, growth of 27%; adjusted diluted EPS $1.79, growth of 28%

•	Full year fiscal 2016 performance

◦	Net sales $3.2 billion, growth of 6%

◦	Diluted EPS $5.08, growth of 13%; adjusted diluted EPS $5.14, growth of 11%

•	Returned $367 million to shareholders through share repurchases and dividends in 2016

•	Board of Directors authorizes 12% increase to quarterly dividend to $0.37 per share

•	Full year fiscal 2017 outlook: net sales growth of 4% to 6%; adjusted EPS growth of 8% to 10%

ATLANTA, February 23, 2017 -- Carter’s, Inc. (NYSE:CRI), the largest branded marketer in the United States and Canada of apparel exclusively for babies and young children, today reported its fourth quarter and fiscal 2016 results.
“The fourth quarter represented a strong finish to another record year of sales and profitability for Carter’s,” said Michael D. Casey, Chairman and Chief Executive Officer. “Our focus on providing the best value and experience in young children's apparel, extending the reach of our brands, and improving profitability enabled us to achieve our 28th consecutive year of sales growth, improve our profit margins, and increase the return of capital to shareholders. We are forecasting good growth in sales and earnings in 2017 as we strive to be the world's favorite brands in young children’s apparel.”
(Carter’s, Inc. today also issued a separate news release announcing the acquisition of Skip Hop Holdings, Inc., a leading global lifestyle brand for families with young children.)
Consolidated Results
Fourth Quarter of Fiscal 2016 compared to Fourth Quarter of Fiscal 2015
Consolidated net sales increased $67.7 million, or 7.8%, to $934.2 million.  This increase reflects sales growth in nearly every business segment.

Changes in foreign currency exchange rates in the fourth quarter of fiscal 2016 compared to the fourth quarter of fiscal 2015 negatively affected consolidated net sales in the fourth quarter of fiscal 2016 by $0.4 million. On a constant currency basis (a non-GAAP measure), consolidated net sales increased 7.9% in the fourth quarter of fiscal 2016.
Operating income in the fourth quarter of fiscal 2016 increased $23.2 million, or 20.0%, to $139.4 million, compared to $116.2 million in the fourth quarter of fiscal 2015. Operating margin in the fourth quarter of fiscal 2016 increased 150 basis points to 14.9%, compared to 13.4% in the fourth quarter of fiscal 2015. Adjusted operating income (a non-GAAP measure) in the fourth quarter of fiscal 2016 was $142.0 million, compared to $117.1 million in the fourth quarter of fiscal 2015. Adjusted operating margin (a non-GAAP measure) in the fourth quarter of fiscal 2016 was 15.2%, compared to 13.5% in the fourth quarter of fiscal 2015, principally driven by improved gross margin.
Net income in the fourth quarter of fiscal 2016 increased $14.5 million, or 20.0%, to $87.1 million, or $1.76 per diluted share, compared to $72.6 million, or $1.39 per diluted share, in the fourth quarter of fiscal 2015. Adjusted net income (a non-GAAP measure) in the fourth quarter of fiscal 2016 increased $15.5 million, or 21.2%, to $88.7 million, compared to $73.2 million in the fourth quarter of fiscal 2015. Adjusted earnings per diluted share (a non-GAAP measure) in the fourth quarter of fiscal 2016 increased 27.9% to $1.79, compared to $1.40 in the fourth quarter of fiscal 2015.
Fiscal 2016 compared to Fiscal 2015
Consolidated net sales increased $185.3 million, or 6.1%, to $3.2 billion.  The net sales increase reflects growth in nearly every business segment.
Changes in foreign currency exchange rates in fiscal 2016 compared to fiscal 2015 negatively affected consolidated net sales in fiscal 2016 by $7.1 million. On a constant currency basis, consolidated net sales increased 6.4% in fiscal 2016.
Operating income in fiscal 2016 increased $33.7 million, or 8.6%, to $426.6 million, compared to $392.9 million in fiscal 2015. Operating margin in fiscal 2016 increased 30 basis points to 13.3%, compared to 13.0% in fiscal 2015. Adjusted operating income in fiscal 2016 increased $30.4 million, or 7.6%, to $431.4 million, compared to $401.0 million in fiscal 2015. Adjusted operating margin in fiscal 2016 increased 20 basis points to 13.5%, compared to 13.3% in fiscal 2015, reflecting improved gross margin and expense deleverage.
Net income in fiscal 2016 increased $20.3 million, or 8.5%, to $258.1 million, or $5.08 per diluted share, compared to $237.8 million, or $4.50 per diluted share, in fiscal 2015.  Adjusted net income in fiscal 2016 increased $17.5 million, or 7.2%, to $261.1 million, compared to $243.6 million in fiscal 2015. Adjusted earnings per diluted share in fiscal 2016 increased 11.5% to $5.14, compared to $4.61 in fiscal 2015.
Cash flow from operations in fiscal 2016 was $369.2 million compared to $308.0 million in fiscal 2015.  The increase reflects higher net income and favorable changes in net working capital.
See the "Reconciliation of GAAP to Adjusted Results" section of this release for additional disclosures and reconciliations regarding non-GAAP measures.
Business Segment Results
In the fourth quarter of 2016, the Company saw a moderation in the effects of the stronger U.S. dollar which we believe still affected the demand from international consumers for our brands and weighed on 2016 comparable retail store sales.

Carter’s Retail Segment Results
Fourth Quarter of Fiscal 2016 compared to Fourth Quarter of Fiscal 2015
Carter’s retail segment sales increased $41.7 million, or 11.8%, to $393.3 million. Carter’s retail comparable sales increased 5.4%, comprised of eCommerce comparable sales growth of 21.7% and a comparable retail store sales increase of 0.1%.
Fiscal 2016 compared to Fiscal 2015
Carter’s retail segment sales increased $102.9 million, or 8.9%, to $1.3 billion. Carter’s retail comparable sales increased 3.1%, comprised of eCommerce comparable sales growth of 20.4% and a comparable retail store sales decline of 1.7%.
As of the end of the fourth quarter of fiscal 2016, the Company operated 654 Carter’s retail stores in the United States, comprised of 495 stand-alone and 159 dual-branded locations.
Carter’s Wholesale Segment Results
Fourth Quarter of Fiscal 2016 compared to Fourth Quarter of Fiscal 2015
Carter’s wholesale segment sales increased $3.1 million, or 1.1%, to $286.2 million, reflecting increased fall product shipments, offset in part by lower spring 2017 product shipments.
Fiscal 2016 compared to Fiscal 2015
Carter’s wholesale segment sales increased $20.7 million, or 1.9%, to $1.1 billion, reflecting increased demand and favorable product mix, offset in part by lower spring 2017 product shipments.
OshKosh Retail Segment Results
Fourth Quarter of Fiscal 2016 compared to Fourth Quarter of Fiscal 2015
OshKosh retail segment sales increased $16.3 million, or 13.7%, to $134.6 million. OshKosh retail comparable sales increased 5.8%, comprised of eCommerce comparable sales growth of 25.9% and a comparable retail stores decline of 0.6%.
Fiscal 2016 compared to Fiscal 2015
OshKosh retail segment sales increased $39.2 million, or 10.8%, to $402.3 million. OshKosh retail comparable sales increased 3.3%, comprised of eCommerce comparable sales growth of 25.3% and a comparable retail store sales decline of 2.6%.
As of the end of the fourth quarter of fiscal 2016, the Company operated 297 OshKosh retail stores in the United States, comprised of 138 stand-alone and 159 dual-branded locations.
OshKosh Wholesale Segment Results
Fourth Quarter of Fiscal 2016 compared to Fourth Quarter of Fiscal 2015
OshKosh wholesale segment sales decreased $5.6 million, or 33.8%, to $10.9 million, due to lower demand.
Fiscal 2016 compared to Fiscal 2015

OshKosh wholesale segment sales decreased $15.9 million, or 24.3%, to $49.7 million, due to lower demand and a decrease in the average price per unit.
International Segment Results
Fourth Quarter of Fiscal 2016 compared to Fourth Quarter of Fiscal 2015
International segment sales increased $12.2 million, or 12.6%, to $109.2 million, principally driven by growth in the Company's retail and wholesale businesses in Canada and China, offset in part by a decrease in wholesale demand in other international markets.
Changes in foreign currency exchange rates in the fourth quarter of fiscal 2016 as compared to the fourth quarter of fiscal 2015 negatively affected international segment net sales in the fourth quarter of fiscal 2016 by $0.4 million. On a constant currency basis, international segment net sales increased 13.0%.
The Company's Canadian retail comparable sales increased 10.9% in the fourth quarter of fiscal 2016, reflecting retail stores comparable sales growth of 6.9% and eCommerce comparable sales growth of 61.1%.
Fiscal 2016 compared to Fiscal 2015
International segment sales increased $38.5 million, or 11.8%, to $364.7 million. This increase principally reflects growth in the Company’s retail businesses in Canada, and eCommerce and wholesale growth in China, partially offset by unfavorable foreign currency exchange rates.
Changes in foreign currency exchange rates in fiscal 2016 as compared to fiscal 2015 negatively affected international net sales in fiscal 2016 by $7.1 million. On a constant currency basis, international segment net sales increased 14.0%.
Compared to fiscal 2015, the Company's Canadian retail comparable sales increased 8.4% in fiscal 2016, primarily due to retail stores sales growth of 5.9% and eCommerce sales growth of 46.4%.
As of the end of the fourth quarter of fiscal 2016, the Company operated 164 retail stores in Canada.
Return of Capital
In the fourth quarter of fiscal 2016, the Company returned a total of $77.5 million to shareholders through share repurchases and cash dividends. In fiscal 2016, the Company returned a total of $366.8 million to shareholders through share repurchases and cash dividends, as described below.
Cumulatively from fiscal years 2013 through 2016, the Company returned a total of $1.1 billion to shareholders through share repurchases and cash dividends.
Stock Repurchase Activity
During the fourth quarter of fiscal 2016, the Company repurchased and retired 690,434 shares of its common stock for $61.3 million at an average price of $88.79 per share. During fiscal 2016, the Company repurchased and retired 3.0 million shares for $300.4 million at an average price of $98.53 per share. Fiscal 2017 year-to-date through February 22, 2017, the Company has repurchased and retired a total of 356,729 shares for $30.0 million at an average price of $84.10 per share. All shares were repurchased in open market transactions pursuant to applicable regulations for open market share repurchases.
As of February 22, 2017, the total remaining capacity under the Company's previously-announced repurchase authorizations was approximately $244 million.

Dividends
During the fourth quarter of fiscal 2016, the Company paid a cash dividend of $0.33 per share totaling $16.2 million. In fiscal 2016, the Company paid cash dividends of $1.32 per share totaling $66.4 million.
On February 15, 2017, the Company's Board of Directors authorized a 12% increase ($0.04 per share) to its quarterly cash dividend, to $0.37 per share, for payment on March 24, 2017, to shareholders of record at the close of business on March 10, 2017.
Future declarations of quarterly dividends and the establishment of related record and payment dates will be at the discretion of the Company’s Board of Directors based on a number of factors, including the Company’s future financial performance and other considerations.
2017 Business Outlook
For fiscal 2017, the Company projects net sales to increase approximately 4% to 6% over fiscal 2016 and adjusted diluted earnings per share to increase approximately 8% to 10% compared to adjusted diluted earnings per share of $5.14 in fiscal 2016. This forecast for fiscal 2017 adjusted earnings per share excludes anticipated expenses of approximately $1.0 million related to the announced Skip Hop transaction and approximately $1.4 million related to the Company's direct sourcing initiative. The Company believes these non-GAAP measurements provide investors with a meaningful view of the Company’s core operating results, and are the same measurements used by the Company's executive management to assess the Company's performance.
For the first quarter of fiscal 2017, the Company projects net sales to decline in the low-single digit range compared to the first quarter of fiscal 2016 and adjusted diluted earnings per share to be approximately $0.80 to $0.85 compared to adjusted diluted earnings per share of $1.05 in the first quarter of fiscal 2016. This projection contemplates growth in U.S. retail sales, declines in domestic wholesale and international sales, and increased investments in the Company's growth agenda compared to the prior-year period. This forecast for first quarter fiscal 2017 adjusted earnings per share excludes anticipated expenses of approximately $1.0 million related to the announced Skip Hop transaction and approximately $0.3 million related to the Company's direct sourcing initiative. The Company believes these non-GAAP measurements provide investors with a meaningful view of the Company’s core operating results, and are the same measurements used by the Company's executive management to assess the Company's performance.
Conference Call
The Company will hold a conference call with investors to discuss fourth quarter and fiscal 2016 results and its business outlook on February 23, 2017 at 8:30 a.m. Eastern Standard Time. To participate in the call, please dial 913-312-0822. To listen to a live broadcast of the call on the internet, please visit www.carters.com and select the “Fourth Quarter 2016 Earnings Conference Call” link under the “Investor Relations” tab. Presentation materials for the call can be accessed under the same tab by selecting links for “News & Events” followed by “Webcasts & Presentations”. A replay of the call will be available shortly after the broadcast through March 4, 2017, at 888-203-1112 (U.S. / Canada) or 719-457-0820 (international), passcode 2504885. The replay will also be archived on the Company's website under the “Investor Relations” tab.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in the United States and Canada of apparel and related products exclusively for babies and young children. The Company owns the Carter’s and OshKosh

B'gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through nearly 1,000 Company-operated stores in the United States and Canada and online at www.carters.com, www.oshkoshbgosh.com, and www.cartersoshkosh.ca. The Company’s Just One You, Precious Firsts, and Genuine Kids brands are available at Target, and its Child of Mine brand is available at Walmart. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Cautionary Language
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated financial results for the first quarter of fiscal 2017 and fiscal year 2017, or any other future period, assessments of the Company’s performance and financial position, and drivers of the Company’s sales and earnings growth. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors” and “Forward-Looking Statements.” Included among the risks and uncertainties that may impact future results are the risks of: losing one or more major customers, vendors, or licensees, due to competition, inadequate quality of the Company’s products, or otherwise; financial difficulties for one or more of the Company’s major customers, vendors, or licensees, or an overall decrease in consumer spending; fluctuations in foreign currency exchange rates; our products not being accepted in the marketplace, due to quality concerns, changes in consumer preference and fashion trends, or otherwise; negative publicity, including as a result of product recalls or otherwise; failure to protect the Company’s intellectual property; various types of litigation, including class action litigation brought under various consumer protection, employment, and privacy and information security laws; a breach of the Company’s consumer databases, systems, or processes; the risk of slow-downs, disruptions, or strikes along the Company’s supply chain, including disruptions resulting from foreign supply sources, the Company’s distribution centers, or in-sourcing capabilities; unsuccessful expansion into international markets or failure to successfully manage legal, regulatory, political and economic risks of the Company’s existing international operations, including maintaining compliance with worldwide anti-bribery laws; and an inability to obtain additional financing on favorable terms. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	For the fiscal quarters ended		For the fiscal years ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Net sales	$934,203	$866,544	$3,199,184	$3,013,879
Cost of goods sold	523,711	503,006	1,820,035	1,755,855
Gross profit	410,492	363,538	1,379,149	1,258,024
Selling, general, and administrative expenses	282,624	258,737	995,406	909,233
Royalty income	(11,545)	(11,378)	(42,815)	(44,066)
Operating income	139,413	116,179	426,558	392,857
Interest expense	6,723	6,497	27,044	27,031
Interest income	(110)	(115)	(563)	(500)
Other expense (income), net	334	(1,302)	4,007	(1,862)
Income before income taxes	132,466	111,099	396,070	368,188
Provision for income taxes	45,349	38,500	137,964	130,366
Net income	$87,117	$72,599	$258,106	$237,822

Basic net income per common share	$1.77	$1.40	$5.13	$4.55
Diluted net income per common share	$1.76	$1.39	$5.08	$4.50
Dividend declared and paid per common share	$0.33	$0.22	$1.32	$0.88

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	For the fiscal quarters ended				For the fiscal years ended
	December 31, 2016	% of total sales	January 2, 2016	% of total sales	December 31, 2016	% of total sales	January 2, 2016	% of total sales
Net sales:
Carter’s Retail (a)	$393,286	42.1%	$351,633	40.6%	$1,254,140	39.2%	$1,151,268	38.2%
Carter’s Wholesale	286,235	30.6%	283,106	32.7%	1,128,371	35.3%	1,107,706	36.8%
Total Carter’s	679,521	72.7%	634,739	73.3%	2,382,511	74.5%	2,258,974	75.0%
OshKosh Retail (a)	134,559	14.4%	118,300	13.7%	402,274	12.6%	363,087	12.0%
OshKosh Wholesale	10,891	1.2%	16,456	1.9%	49,663	1.6%	65,607	2.2%
Total OshKosh	145,450	15.6%	134,756	15.6%	451,937	14.2%	428,694	14.2%
International (b)	109,232	11.7%	97,049	11.1%	364,736	11.3%	326,211	10.8%
Total net sales	$934,203	100.0%	$866,544	100.0%	$3,199,184	100.0%	$3,013,879	100.0%

Operating income:		Operating margin		Operating margin		Operating margin		Operating margin
Carter’s Retail (a)	$74,426	18.9%	$64,483	18.3%	$202,164	16.1%	$199,040	17.3%
Carter’s Wholesale	62,477	21.8%	60,012	21.2%	250,132	22.2%	232,497	21.0%
Total Carter’s	136,903	20.1%	124,495	19.6%	452,296	19.0%	431,537	19.1%
OshKosh Retail (a)	11,031	8.2%	8,535	7.2%	10,417	2.6%	11,931	3.3%
OshKosh Wholesale	2,555	23.5%	3,555	21.6%	10,821	21.8%	13,270	20.2%
Total OshKosh	13,586	9.3%	12,090	9.0%	21,238	4.7%	25,201	5.9%
International (b) (c)	22,003	20.1%	16,037	16.5%	59,194	16.2%	47,004	14.4%
Corporate expenses (d) (e)	(33,079)		(36,443)		(106,170)		(110,885)
Total operating income	$139,413	14.9%	$116,179	13.4%	$426,558	13.3%	$392,857	13.0%

(a)	Includes eCommerce results.

(b)	Net sales include international retail, eCommerce, and wholesale sales. Operating income also includes international licensing income.

(c)
Includes charges associated with the revaluation of the Company's contingent consideration related to the Company's 2011 acquisition of Bonnie Togs of approximately $1.9 million for the fiscal year ended January 2, 2016.

(d)
Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, building occupancy, information technology, certain legal fees, consulting, and audit fees.

(e) Includes the following charges:

	For the fiscal quarter ended		For the fiscal years ended
(dollars in millions)	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Amortization of H.W. Carter and Sons tradenames	$—	$1.0	$1.7	$6.2
Direct sourcing initiative	$0.2	$—	$0.7	$—
Acquisition-related costs	$2.4	$—	$2.4	$—

CARTER’S, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	December 31, 2016	January 2, 2016
ASSETS
Current assets:
Cash and cash equivalents	$299,358	$381,209
Accounts receivable, net	202,471	207,570
Finished goods inventories	487,591	469,934
Prepaid expenses and other current assets	32,180	37,815
Deferred income taxes	35,486	34,080
Total current assets	1,057,086	1,130,608
Property, plant, and equipment, net	385,874	371,704
Tradenames and other intangible assets, net	308,928	310,848
Goodwill	176,009	174,874
Other assets	18,700	15,620
Total assets	$1,946,597	$2,003,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$158,432	$157,648
Other current liabilities	119,177	105,070
Total current liabilities	277,609	262,718

Long-term debt, net	580,376	578,972
Deferred income taxes	130,656	128,838
Other long-term liabilities	169,832	158,075
Total liabilities	1,158,473	1,128,603

Commitments and contingencies

Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at December 31, 2016 and January 2, 2016	—	—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 48,948,670 and 51,764,309 shares issued and outstanding at December 31, 2016 and January 2, 2016, respectively	489	518
Additional paid-in capital	—	—
Accumulated other comprehensive loss	(34,740)	(36,367)
Retained earnings	822,375	910,900
Total stockholders’ equity	788,124	875,051
Total liabilities and stockholders’ equity	$1,946,597	$2,003,654

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(unaudited)

	For the fiscal years ended
	December 31, 2016	January 2, 2016
Cash flows from operating activities:
Net income	$258,106	$237,822
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,522	61,982
Amortization of tradenames	1,919	6,417
Accretion of contingent consideration	—	809
Amortization of debt issuance costs	1,461	1,603
Non-cash stock-based compensation	16,847	17,029
Unrealized foreign currency exchange loss, net	33	4
Income tax benefit from stock-based compensation	(4,800)	(8,839)
Loss on disposal of property, plant, and equipment	1,167	870
Deferred income taxes	1,294	8,657
Effect of changes in operating assets and liabilities:
Accounts receivable, net	5,041	(23,837)
Inventories	(17,482)	(34,352)
Prepaid expenses and other assets	2,060	(3,496)
Accounts payable and other liabilities	32,061	43,318
Net cash provided by operating activities	369,229	307,987
Cash flows from investing activities:
Capital expenditures	(88,556)	(103,497)
Proceeds from sale of property, plant, and equipment	216	72
Net cash used in investing activities	(88,340)	(103,425)
Cash flows from financing activities:
Payments of debt issuance costs	—	(1,628)
Borrowings under secured revolving credit facility	—	205,586
Payments on secured revolving credit facility	—	(205,237)
Repurchase of common stock	(300,445)	(110,290)
Payment of contingent consideration	—	(7,572)
Dividends paid	(66,355)	(46,028)
Income tax benefit from stock-based compensation	4,800	8,839
Withholdings of taxes from vesting of restricted stock	(8,673)	(12,651)
Proceeds from exercise of stock options	7,166	6,976
Net cash used in financing activities	(363,507)	(162,005)
Net effect of exchange rate changes on cash	767	(1,986)
Net (decrease) increase in cash and cash equivalents	(81,851)	40,571
Cash and cash equivalents, beginning of fiscal year	381,209	340,638
Cash and cash equivalents, end of fiscal year	$299,358	$381,209

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal quarter ended December 31, 2016
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$410.5	$282.6	$139.4	$87.1	$1.76
Direct sourcing initiative (c)	—	(0.2)	0.2	0.1	—
Acquisition-related costs (e)	—	(2.4)	2.4	1.5	0.03
As adjusted (a)	$410.5	$280.1	$142.0	$88.7	$1.79

	Fiscal year ended December 31, 2016
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$1,379.1	$995.4	$426.6	$258.1	$5.08
Amortization of tradenames (d)	—	(1.7)	1.7	1.1	0.02
Direct sourcing initiative (c)	—	(0.7)	0.7	0.5	0.01
Acquisition-related costs (e)	—	(2.4)	2.4	1.5	0.03
As adjusted (a)	$1,379.1	$990.6	$431.4	$261.1	$5.14

	Fiscal quarter ended January 2, 2016
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$363.5	$258.7	$116.2	$72.6	$1.39
Amortization of tradenames (d)	—	(1.0)	1.0	0.6	0.01
As adjusted (a)	$363.5	$257.8	$117.1	$73.2	$1.40

	Fiscal year ended January 2, 2016
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$1,258.0	$909.2	$392.9	$237.8	$4.50
Amortization of tradenames (d)	—	(6.2)	6.2	3.9	0.08
Revaluation of contingent consideration (b)	—	(1.9)	1.9	1.9	0.04
As adjusted (a)	$1,258.0	$901.1	$401.0	$243.6	$4.61

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A expenses, operating income, net income, and diluted EPS excluding the adjustment items noted above and discussed above.  The Company believes these non-GAAP measurements provide investors with a meaningful view of the Company’s core operating results, and are the same measurements used by the Company's executive management to assess the Company's performance.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(b)	Revaluation of the contingent consideration liability associated with the Company’s 2011 acquisition of Bonnie Togs.

(c)	Costs associated with the Company's direct sourcing initiative, which include severance and relocation.

(d)
The difference between the effects on Operating Income and Net Income represents the income taxes related to the adjustment item (calculated using the applicable tax rate of the underlying jurisdiction).

(e)	Advisory fees incurred in connection with announced Skip Hop transaction.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal quarter ended April 2, 2016
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$310.9	$229.0	$93.0	$54.0	$1.04
Amortization of tradenames	—	(1.0)	1.0	0.6	0.01
As adjusted (a)	$310.9	$228.0	$94.0	$54.6	$1.05

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A expenses, operating income, net income, and diluted EPS excluding the adjustment item(s) discussed above.  The Company believes these non-GAAP measurements provide investors with a meaningful view of the Company’s core operating results, and are the same measurements used by the Company's executive management to assess the Company's performance.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	For the fiscal quarters ended		For the fiscal years ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	48,824,395	51,460,090	49,917,858	51,835,053
Dilutive effect of equity awards	422,205	460,432	457,849	499,583
Diluted number of common and common equivalent shares outstanding	49,246,600	51,920,522	50,375,707	52,334,636

As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$87,117	$72,600	$258,106	$237,822
Income allocated to participating securities	(686)	(613)	(2,049)	(2,184)
Net income available to common shareholders	$86,431	$71,987	$256,057	$235,638
Basic net income per common share	$1.77	$1.40	$5.13	$4.55
Diluted net income per common share:
Net income	$87,117	$72,600	$258,106	$237,822
Income allocated to participating securities	(681)	(609)	(2,035)	(2,167)
Net income available to common shareholders	$86,436	$71,991	$256,071	$235,655
Diluted net income per common share	$1.76	$1.39	$5.08	$4.50
As adjusted (a):
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$88,736	$73,198	$261,147	$243,641
Income allocated to participating securities	(698)	(618)	(2,073)	(2,238)
Net income available to common shareholders	$88,038	$72,580	$259,074	$241,403
Basic net income per common share	$1.80	$1.41	$5.19	$4.66
Diluted net income per common share:
Net income	$88,736	$73,198	$261,147	$243,641
Income allocated to participating securities	(693)	(613)	(2,059)	(2,221)
Net income available to common shareholders	$88,043	$72,585	$259,088	$241,420
Diluted net income per common share	$1.79	$1.40	$5.14	$4.61

(a) In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments presented above. The Company has excluded approximately $1.6 million and $3.1 million in after-tax expenses from these results for the quarter and fiscal year ended December 31, 2016, respectively. The Company has excluded approximately $0.6 million and $5.8 million in after-tax expenses from these results for the quarter and fiscal year ended January 2, 2016, respectively.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(unaudited)

The following table provides a reconciliation of EBITDA and adjusted EBITDA for the periods indicated to net income, which is the most directly comparable financial measure presented in accordance with GAAP:

	Fiscal quarter ended		Fiscal year ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
(dollars in millions)
Net income	$87.1	$72.6	$258.1	$237.8
Interest expense	6.7	6.5	27.0	27.0
Interest income	(0.1)	(0.1)	(0.6)	(0.5)
Tax expense	45.3	38.5	138.0	130.4
Depreciation and amortization (a)	19.2	18.8	73.4	68.4
EBITDA	$158.3	$136.3	$496.0	$463.1

Adjustments to EBITDA
Revaluation of contingent consideration (b)	—	—	—	1.9
Direct sourcing initiative (c)	0.2	—	0.7	—
Acquisition-related costs (d)	2.4	—	2.4	—
Adjusted EBITDA	$160.8	$136.3	$499.1	$465.0

(a)	Includes amortization of acquired tradenames.

(b)	Revaluation of the contingent consideration liability associated with the Company’s 2011 acquisition of Bonnie Togs.

(c)	Pre-tax costs associated with the Company's direct sourcing initiative, which includes severance and relocation.

(d)	Advisory fees incurred in connection with the announced Skip Hop transaction.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in the footnotes (b) - (d) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. These measures are used by the Company's executive management to assess the Company's performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The tables below reflect the calculation of constant currency for total net sales of the International segment and consolidated net sales for the fiscal quarter and fiscal year ended December 31, 2016:

	Fiscal Quarter Ended
	Reported Net Sales December 31, 2016	Impact of Foreign Currency Translation	Constant-Currency Net Sales December 31, 2016	Reported Net Sales January 2, 2016	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$934.2	$0.4	$934.6	$866.5	7.8%	7.9%
International segment net sales	$109.2	$0.4	$109.6	$97.0	12.6%	13.0%

	Fiscal Year Ended
	Reported Net Sales December 31, 2016	Impact of Foreign Currency Translation	Constant-Currency Net Sales December 31, 2016	Reported Net Sales January 2, 2016	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$3,199.2	$7.1	$3,206.3	$3,013.9	6.1%	6.4%
International segment net sales	$364.7	$7.1	$371.9	$326.2	11.8%	14.0%

The Company evaluates its net sales on both an “as reported” and a “constant currency” basis.  The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods.  Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period.  The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar.  The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.